Eagle Point Defensive Income Trust N-CSR

Exhibit 19.(b)

Certification Under Section 906
of the Sarbanes-Oxley Act of 2002

Thomas P. Majewski, Chief Executive Officer, and Kenneth P. Onorio, Chief Financial Officer of Eagle Point Defensive Income Trust (the “registrant”), each certify to the best of his knowledge that:

1.	The registrant’s periodic report on Form N-CSR for the six months ended September 30, 2024 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Chief Executive Officer	Chief Financial Officer
Eagle Point Defensive Income Trust	Eagle Point Defensive Income Trust

/s/ Thomas P. Majewski	/s/ Kenneth P. Onorio
Thomas P. Majewski	Kenneth P. Onorio
Date: November 26, 2024	Date: November 26, 2024

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.